As filed with the U.S. Securities and Exchange Commission on October 2, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOHAVEN LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vlad Coric, M.D.
Chief Executive Officer
Biohaven Ltd.
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(203) 404-0410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

PROSPECTUS
Biohaven Ltd.
Common Shares
Preferred Shares
Depositary Shares
Debt Securities
Warrants
Rights
Purchase Contracts
Units
From time to time, we, and certain selling shareholders to be named in prospectus supplement(s) that may be provided in the future, may offer the securities described in this prospectus, either individually or in combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering. Information about any selling shareholder and its resale of common shares, including the relationship between such selling shareholder and us and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement.
We intend to use the net proceeds from the sale of our securities offered by us for general corporate purposes unless otherwise specified in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common shares by any selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by any selling shareholder.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The specific plan of distribution for any securities to be offered will also be provided in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under “Where You Can Find Additional Information,” carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “BHVN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2023

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of its date.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.
As permitted under the rules of the SEC, this prospectus incorporates important business information about Biohaven Ltd. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information.” Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”
Neither we, any selling shareholders nor any underwriters, agents or dealers have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, any selling shareholders nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Biohaven”, “the Company”, “we”, “us”, “our” or similar references mean Biohaven Ltd.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other securities laws. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance, are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. These forward-looking statements include, but are not limited to, statements about:
•our ongoing and planned clinical trials, including discovery and proof of concept trials, the status of our ongoing clinical trials, commencement dates for new clinical trials, and the timing of clinical trial results;
•our plans to pursue research and development of other products;
•anticipated future milestones, contingent and royalty payments and lease payments (and, in each case, their expected impact on liquidity);
•our commercialization, marketing and manufacturing capabilities and strategy; and
•our estimates regarding future revenues, expenses and needs for additional financing.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
•disruption from our separation (the “Separation”) from Biohaven Pharmaceutical Holding Company Ltd. making it more difficult to maintain business and operational relationships;
•unknown liabilities;
•the risk of litigation and/or regulatory actions related to the Separation or our business;
•future business combinations or disposals;
•risks related to diverting management’s attention from the Company’s ongoing business operation;
•our ability to enter into additional collaborations with third parties;
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•our intellectual property position;
•the rate and degree of market acceptance of our products or product candidates, and our estimates regarding the potential market opportunity for our product candidates;
•our competitive position, including our competitors and competing products (including biosimilars);
•the impact of economic conditions, including increases in interest rates and inflation, on the costs of raw materials, wages, manufacturing and clinical trials and on borrowing costs;
•the timing and anticipated amounts of future tax payments and benefits (including the potential recognition of unrecognized tax benefits), as well as timing of conclusion of tax audits; and

•other factors identified elsewhere in this prospectus or in our filings with the SEC that are incorporated by reference herein, including those factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
Any forward-looking statements in this prospectus or the documents incorporated by reference herein reflect our views as of the date of this prospectus or the incorporated document with respect to future events and with respect to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from expectations include, among other things, those described under “ Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference herein contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this prospectus. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analyses that may, in the future, not prove to have been accurate.
You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohaven.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided in “Incorporation of Certain Information by Reference”. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus and any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website or our website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-41477):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023;
•our Current Report on Form 8-K filed with the SEC on May 4, 2023; and
•the description of our common shares contained in our Registration Statement on Form 10 filed on September 20, 2022, and any amendments or reports filed with the SEC for the purpose of updating the description.
We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents either in writing to Biohaven Ltd., Attn: Corporate Secretary, c/o Biohaven Pharmaceuticals, Inc., 215 Church Street, New Haven, Connecticut 06510 or by calling us at (203) 404-0410.
You also may access these filings on our website at www.biohaven.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

RISK FACTORS
An investment in our securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to a specific offering of securities.

THE COMPANY
We are a global clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of life-changing therapies to treat a broad range of rare and common diseases. Our experienced management team brings with it a proven track record of delivering new drug approvals for products for diseases such as migraine, depression, bipolar disorder and schizophrenia. We are advancing a pipeline of therapies for diseases, many of which have limited or no treatment options, leveraging our proven drug development capabilities and proprietary platforms including Kv7 ion channel modulation for epilepsy and neuronal hyperexcitability, glutamate modulation for Obsessive-Compulsive Disorder and Spinocerebellar Ataxia, myostatin inhibition for neuromuscular diseases and metabolic disorders, and brain-penetrant Tyrosine Kinase 2/Janus Kinase 1 inhibition for neuroinflammatory disorders. Our portfolio of early- and late-stage product candidates also includes discovery research programs focused on TRPM3 channel activation for neuropathic pain, CD-38 antibody recruiting, bispecific molecules for multiple myeloma, antibody drug conjugates, and targeted extracellular protein degradation platform technology with potential application in neurological disorders, cancer, and autoimmune diseases.
We are advancing our broad and diverse pipeline across early and late stage development, including three Phase 3 clinical programs. We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with capabilities in drug discovery and development. In addition, we have several preclinical assets in our early discovery program, targeting indications in neuroscience and immunology.
We are a business company limited by shares incorporated under the laws of the British Virgin Islands Our registered office is located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands and our telephone number is +1 (284) 852-3000. Our U.S. subsidiary’s office is located at 215 Church Street, New Haven, Connecticut 06510 and telephone number is (203) 404-0410. Our website address is www.biohaven.com.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of our securities offered by us for general corporate purposes unless otherwise specified in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of common shares by any selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by any selling shareholder.

DESCRIPTION OF SHARE CAPITAL
The following descriptions are summaries of the material terms of our Amended Memorandum and Articles of Association. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Amended Memorandum and Articles of Association. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our Amended Memorandum and Articles of Association which is included as an exhibit to the registration statement of which this prospectus is part.
General
We are a British Virgin Islands (“BVI”) business company limited by shares incorporated in the BVI on May 2, 2022, and our affairs are governed by the provisions of our Amended Memorandum and Articles of Association and by the BVI Business Companies Act (As Revised) (the “BVI Act”).
As provided in our Amended Memorandum and Articles of Association, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.
Authorized Shares
Our Amended Memorandum and Articles of Association authorize us to issue up to 200,000,000 common shares, no par value, and up to 10,000,000 preferred shares, no par value (the “Preferred Shares”). Our Board may establish the rights and preferences of the Preferred Shares from time to time. As of September 26, 2023, we had 68,322,178 common shares issued and outstanding, held of record by 43 shareholders, and no Preferred Shares issued.
The following are summaries of material provisions of our Amended Memorandum and Articles of Association and the BVI Act insofar as they relate to the material terms of our common shares.
Common Shares
General. The maximum number of shares we are authorized to issue are 210,000,000 divided into 200,000,000 common shares, with no par value each and 10,000,000 Preferred Shares. Holders of common shares have the same rights. All of our outstanding common shares are fully paid and non-assessable.
Our Amended Memorandum and Articles of Association do not provide for pre-emptive rights.
Dividends. The holders of our common shares are entitled to an equal share of such dividends, as may be declared by our Board subject to the BVI Act. Our Amended Memorandum and Articles of Association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine. Under the BVI Act, the directors must be satisfied that the Company will meet the statutory solvency test immediately after the dividend.
Voting Rights. In respect of all matters subject to a shareholders’ vote, each common share is entitled to one vote for each common share registered in his or her name on our register of shareholders. Holders of common shares shall at all times vote together on all resolutions submitted to a vote of the shareholders. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder.
A quorum required for a meeting of shareholders consists of at least 50% of the votes of the shares or class or series of shares entitled to vote present in person or by proxy at the meeting or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings must be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. Extraordinary general meetings of the shareholders of the Company may be called, for any purpose as is a proper matter for shareholder action under applicable BVI law, by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the directors pursuant to a resolution of directors or (iv) by shareholders holding not less than 10% of the votes of the outstanding voting shares entitled to vote at the meeting. The directors shall determine the time and place, if any, of such general meeting. Advance notice of not less than 10 and not more than 60 days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our Amended Memorandum and Articles of Association.
Appointment and Removal of Directors. In accordance with our Amended Memorandum and Articles of Association, any director may be appointed by resolution of shareholders and may be removed, with cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes of the common shares entitled to vote.
Transfer of Common Shares. Under the BVI Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s Amended Memorandum and Articles of Association.
Under our Amended Memorandum and Articles of Association, our Board may refuse or delay the registration of a transfer of shares where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, our Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares. Where our Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.
Liquidation. On a liquidation or winding up of the Company assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis.
Calls on Common Shares and Forfeiture of Common Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Common Shares. The BVI Act and our Amended Memorandum and Articles of Association permit us to purchase our own shares with the prior written consent of the relevant shareholders, on such terms and in such manner as may be determined by our Board and by a resolution of directors and in accordance with the BVI Act.
Variation of Rights of Shares. Other than with respect to the issuance of the Preferred Shares in accordance with our Amended Memorandum and Articles of Association, all or any of the rights attached to any class or series of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issuance of further shares ranking pari passu with or superior to such existing class of shares.
Issuance of Additional Shares. Our Amended Memorandum of Association authorizes our Board to issue additional common shares from time to time as our Board shall determine. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.
Inspection of Books and Records. A shareholder of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of shareholders; (c) the register of directors; and (d) the minutes of meetings and resolutions of shareholders and of those classes of shareholders of which he is a shareholder; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.
Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.
A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of shareholders or a copy of the register of shareholders; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.
Preferred Shares
Our Amended Memorandum and Articles of Association provide that preferred shares may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the common shares and could have anti-takeover effects. The ability of our Board to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Limitations on the Right to Own Shares
There are no limitations on the right to own our common shares.
Disclosure of Shareholder Ownership
There are no provisions in the Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions
Some provisions of our Amended Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•establish a classified Board such that not all shareholders of the Board are elected at one time;
•allow the authorized number of our directors to be changed only by resolution of our Board;
•limit the manner in which shareholders can remove directors from the Board;
•establish advance notice requirements for shareholder proposals that can be acted on at shareholder meetings and nominations to our Board;
•require that shareholder actions must be effected at a duly called shareholder meeting and prohibit actions by our shareholders by written consent;
•limit the ability of shareholders to requisition and convene general meetings of shareholders; and

•authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders without shareholder approval, which could be used to institute a shareholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board.
However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.
Costs of Claim
Under our Amended Memorandum and Articles of Association, in the event that (i) any Member or prior Member (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.
Differences in Corporate Law
The BVI Act, and the other laws of the British Virgin Islands, or the BVI, affecting BVI business companies like us and our shareholders differ from laws applicable to U.S. Delaware corporations and their stockholders.
BVI Corporate Law
Mergers and Similar Arrangements
Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.
A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.
A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.
As soon as a merger becomes effective:
a.the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;
b.the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;
c.assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d.the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;
e.no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and
f.no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger; but
i.the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or
ii.the surviving company may be substituted in the proceedings for a constituent company.
The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.
The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters’ rights in the event of a merger under the BVI Act.
A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.
Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.
A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:
a.his name and address;
b.the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and
c.a demand for payment of the fair value of his shares.
Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.
The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:
a.the Company and the dissenter shall each designate an appraiser;
b.the two designated appraisers together shall designate an appraiser;
c.the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and
d.the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.
Shareholders’ Suits
Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.
If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.
The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances.
Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.
In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.
Comparison of BVI Corporate Law and Delaware U.S. Corporate Law
Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in Delaware in the United States and their stockholders.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our Amended Memorandum and Articles of Association allow our shareholders holding not less than 10% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Amended Memorandum and Articles of Association permit the directors to call shareholders’ annual general meetings, and we expect to do so in the future. The location of any shareholders’ meeting can be determined by the Board and can be held anywhere in the world.
Cumulative Voting
There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Amended Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Shareholder Action by Written Consent
Although British Virgin Islands law provides that companies may permit shareholder actions by written consent, our Amended Memorandum and Articles of Association provide that shareholders may not approve corporate matters by way of a written resolution.
Amendment of Memorandum and Articles of Association
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended Memorandum and Articles of Association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles of Association, directors can be removed from office, with cause, by a resolution of shareholders passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes of the common shares entitled to vote.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two‑tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits”

above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company. Our Amended Memorandum and Articles of Association also import the provisions of the Delaware General Corporation Law which prohibits the Company from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder unless (i) prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the votes of shares in the Company outstanding at the time the transaction commenced or (iii) at or subsequent to such time the business combination is approved by the Board and authorized at an annual or extraordinary general meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the votes of shares not owned by the interested shareholder.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act.
Indemnification of Directors and Executive Officers and Limitation of Liability
BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our Amended Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended Memorandum and Articles of Association.

Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Other than with respect to the issuance of the Preferred Shares in accordance with our Amended Memorandum and Articles of Association, all or any of the rights attached to any class or series of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or superior to such existing class of shares.
Dissolution; Winding-Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the BVI Insolvency Act.
Voluntary Liquidation
If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the Amended Memorandum and Articles of Association, a liquidator may be appointed by a resolution of directors or resolution of shareholders but if the directors have commenced liquidation by a resolution of directors the shareholders must approve the liquidation plan by a resolution of shareholders save in limited circumstances.
A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.
We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.
Rights of Non-resident or Foreign Shareholders
There are no limitations imposed by our Amended Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Money Laundering
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

NYSE Listing
Our common shares are listed on the New York Stock Exchange under the trading symbol “BHVN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred shares issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred shares which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the preferred shares of any series of preferred shares represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred shares depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares in proportion to the applicable fraction or multiple of a share of preferred shares represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional preferred shares in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Shares
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred shares and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial preferred shares will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole preferred shares the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred shares, the holder will not be entitled to re-deposit such preferred shares under the deposit agreement or to receive depositary shares in exchange for such preferred shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred shares, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred shares represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred shares. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred shares and any other amounts per share payable with respect to the preferred shares multiplied by the fraction or multiple of a preferred share represented by one depositary share. Whenever we redeem preferred shares held by the depositary, the depositary will redeem the depositary shares representing the preferred shares on the same day, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred shares. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the preferred shares underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred shares underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred shares, common shares, or other securities into which the preferred shares are to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:
•the exchange or conversion rate per preferred share, multiplied by the fraction or multiple of a preferred share represented by one depositary share;
•plus all money and any other property represented by one depositary share; and
•including all amounts per depositary share paid by us for dividends that have accrued on the preferred shares on the exchange or conversion date and that have not been paid.
The depositary shares, as such, cannot be converted or exchanged into other preferred shares, common shares, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred shares represented by the depositary shares into other shares of our preferred shares or common shares or to exchange the preferred shares for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred shares using the same procedures as we use for the delivery of preferred shares. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “-Withdrawal of Preferred Shares”, to receive preferred shares and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:
•all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred shares are convertible or exchangeable;
•each share of preferred shares has been converted into or exchanged for common shares; or
•a final distribution in respect of the preferred shares has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred shares underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
•we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;
•we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and
•we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.
General
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;
•whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;
•the date or dates on which the principal of the securities of the series is payable;
•the interest rate, if any, and the method for calculating the interest rate;
•the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;
•the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•any mandatory or optional redemption terms;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•the denominations in which the debt securities will be issued;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;
•if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
•the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and
•any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
Biohaven may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:
•Biohaven is the surviving person or the successor person (if other than Biohaven) expressly assumes Biohaven’s obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.
Notwithstanding the above, any of Biohaven’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Biohaven.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Biohaven; and
•any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;
•such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;
•the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•to add guarantees with respect to debt securities of a series or secure debt securities of a series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of any series of debt securities;
•to comply with the applicable procedures of the applicable depositary;
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to make any change that does not materially adversely affect the rights of any holder of debt securities;

•to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and
•for certain other reasons set forth in any prospectus supplement.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;
•make any change to certain provisions of the indenture relating to waivers or amendments; or
•waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares, preferred shares, depositary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with common shares, preferred shares, depositary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the currencies in which the warrants are being offered;
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.
If warrants for the purchase of common shares, preferred shares, or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the total number of shares that can be purchased if a holder of the warrants exercises them;
•the number of warrants being offered with each common share;
•the date on and after which the holder of the warrants can transfer them separately from the related common shares or preferred shares or the related depositary shares;
•the amount of common shares, preferred shares, or depositary shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
•the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of common shares, preferred shares, or depositary shares will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase depositary shares or common shares or preferred shares are exercised, holders of the warrants will not have any rights of holders of the underlying depositary shares or common shares or preferred shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “-Warrant Adjustments” below.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of common shares or preferred shares or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
•properly complete and sign the reverse side of the warrant certificate representing the warrants; and
•deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common shares or preferred shares or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for depositary shares or shares of common shares or preferred shares will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
•issue shares of common shares or preferred shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common shares or preferred shares;
•pay any cash to all or substantially all holders of our common shares or preferred shares, other than a cash dividend paid out of our current or retained earnings;
•issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares or preferred shares; or
•issue common shares, preferred shares or additional shares or other securities or property to all or substantially all holders of our common shares or preferred shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;
then the holders of common share warrants, preferred share warrants, or depositary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares or preferred shares or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.
Except as stated above, the exercise price and number of securities covered by a warrant for common shares, preferred shares, or depositary shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common share warrants, preferred share warrants or depositary share warrants may have additional rights under the following circumstances:
•certain reclassifications, capital reorganizations or changes of the common shares or preferred shares;

•certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares or preferred shares; or
•certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our common shares, preferred shares, or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants, preferred share warrants, or depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•the date for determining the persons entitled to participate in the rights distribution;
•the exercise price for the rights;
•the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
•the number of rights issued to each shareholder and the number of rights outstanding, if any;
•the extent to which the rights are transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•anti-dilution provisions of the rights, if any; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain United States federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

SELLING SHAREHOLDERS
This prospectus relates to the possible resale of an undetermined number of common shares from time to time by certain selling shareholders to be named in prospectus supplement(s).

PLAN OF DISTRIBUTION
We or any selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at negotiated prices; or
•through a combination of any of the above methods of sale.
Each prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the applicable selling shareholder or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common shares. In addition, we or any selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered and certain other matters of British Virgin Islands law will be passed upon for us by Maples and Calder, our special British Virgin Islands counsel, and the validity of the depositary shares, debt securities, warrants, rights, purchase contracts and units and certain other matters of New York law will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Biohaven. All amounts shown are estimates, other than the FINRA filing fee.

Amount to be paid
SEC registration fee	$(1)
New York Stock Exchange listing fees	(2)
FINRA filing fee	225,500
Legal fees and expenses	(2)
Fees and expenses of qualification under state securities laws (including legal fees)	(2)
Accountants’ fees and expenses	(2)
Printing fees	(2)
Rating agency fees	(2)
Trustee and depositary fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)
__________________
(1)Biohaven is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our Amended Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended Memorandum and Articles of Association.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our Amended Memorandum and Articles of Association and in indemnification agreements that we entered into with our directors and executive officers may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Item 16. Exhibits
The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement.
2.1
Securities Purchase Agreement between Kleo Pharmaceuticals, Inc. and the Registrant, dated as of August 29, 2016 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38080) filed with the Securities and Exchange Commission on June 14, 2017).

3.1
Amended & Restated Memorandum and Articles of Association of Biohaven Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41477) filed on October 3, 2022).

4.1	Form of Indenture.
4.2*	Form of Depositary Agreement.
4.3*	Form of Global Note.
4.4*	Form of Common Share Warrant Agreement and Warrant Certificate.
4.5*	Form of Preferred Share Warrant Agreement and Warrant Certificate.
4.6*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.7*	Form of Rights Agreement.
4.8*	Form of Purchase Agreement.
4.9*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Maples and Calder as to legality of common shares, preferred shares, debt securities, warrants, rights, purchase contracts, units and depositary shares (British Virgin Islands law).
5.2	Opinion of Sullivan & Cromwell LLP relating to the debt securities, warrants, rights, purchase contracts, units and depositary shares (New York law).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included as part of the signature pages).
25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture.
107	Calculation of Filing Fee Tables
__________________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)(any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on the 2nd day of October, 2023.

BIOHAVEN LTD.

By:	/s/ Vlad Coric
Name:	Vlad Coric
Title:	Chief Executive Officer
Power of Attorney
Each of the undersigned officers and directors of Biohaven Ltd. hereby severally constitute and appoint each of Vlad Coric, Matthew Buten, George Clark and Warren Volles as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlad Coric	Chief Executive Officer and Director	October 2, 2023
Vlad Coric	(Principal Executive Officer)

/s/ Matthew Buten	Chief Financial Officer and Treasurer	October 2, 2023
Matthew Buten	(Principal Financial Officer)

/s/ George C. Clark	Chief Accounting Officer	October 2, 2023
George C. Clark	(Principal Accounting Officer)

/s/ Gregory Bailey	Director	October 2, 2023
Gregory Bailey

/s/ Irina Antonijevic	Director	October 2, 2023
Irina Antonijevic

/s/ John W. Childs	Director	October 2, 2023
John W. Childs

/s/ Julia Gregory	Director	October 2, 2023
Julia Gregory

/s/ Kishan Mehta	Director	October 2, 2023
Kishan Mehta

/s/ Michael Heffernan	Director	October 2, 2023
Michael Heffernan

/s/ Robert Hugin	Director	October 2, 2023
Robert Hugin

AUTHORIZED REPRESENTATIVE
Pursuant to the United States Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of Biohaven Ltd. in the United States, in the New Haven, Connecticut on October 2, 2023.

BIOHAVEN LTD.

By:	/s/ Vlad Coric
Name:	Vlad Coric
Title:	Authorized Representative in the United States
Biohaven Pharmaceuticals, Inc.